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                                                                   EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement No. 33-73324 of Kennedy-Wilson, Inc. on Form S-8 of our report dated February 26, 1999 appearing in the Annual Report on Form 10-K of Kennedy Wilson, Inc. for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP
Los Angeles, California
March 12, 1999